SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2009

PROFIT PLANNERS MANAGEMENT, INC.

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(Exact Name of Registrant as Specified in Charter)

Nevada	333-160513	90-0450030
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

140 West 40th Street, Suite 2503

New York, New York, 10018

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(Address of Principal Executive Offices)

646-416-6802

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(Registrant's Telephone Number, including area code)

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(Former Name or Address, if Changed Since Last Report)

Section 8

Other Events

Item 8.01

Other Events

On October 22, 2009, the Registrant’s common stock was approved by the Financial Industry Regulatory Authority (“FINRA”) for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) inter-dealer quotation system. The OTCBB trading symbol for the Registrant’s common stock is: PPMT.OB

On or about October 15, 2009, the Registrant engaged Guardian Registrar & Transfer, Inc. to be the transfer agent for the shares of the Registrant’s common stock. The address for Guardian Registrar & Transfer, Inc. is 7951 SW 6th Street, Suite 216, Plantation, FL 33324.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Profit Planners Management, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 26, 2009

PROFIT PLANNERS MANAGEMENT, INC.

       By: /s/ Wesley Ramjeet

Wesley Ramjeet
CEO and President